                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                  FORM 8-K/A

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): DECEMBER 1, 1997

                                AMENDMENT NO. 1


                           CROSS TIMBERS OIL COMPANY
            (Exact name of registrant as specified in its charter)



         DELAWARE                      1-10662                   75-2347769
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)



       810 HOUSTON STREET, SUITE 2000, FORT WORTH, TEXAS          76102
        (Address of principal executive offices)                (Zip Code)



                                (817) 870-2800
             (Registrant's telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.                              PAGE
                                                                        ----
     (a) Financial statements of businesses acquired.

         Amoco Acquisition:

           Report of Independent Public Accountants..................    3

           Statements of Revenues and Direct Operating Expenses
            for the Year Ended December 31, 1996 and the Nine
            Months Ended September 30, 1996 and 1997.................    4

           Notes to Statements of Revenues and Direct Operating
            Expenses.................................................   5-6

     (b) Pro forma financial information.

         Cross Timbers Oil Company:

           Pro Forma Consolidated Financial Statements (Unaudited)...    7

           Pro Forma Consolidated Balance Sheet at September 30, 1997    8

           Pro Forma Consolidated Statement of Operations For the
            Year Ended December 31, 1996.............................    9

           Pro Forma Consolidated Statement of Operations For the
            Nine Months Ended September 30, 1997.....................    10

           Notes to Pro Forma Consolidated Financial Statements......  11-13

     (c) Exhibits.

  Exhibit Number
  and Description
  ---------------

     (2) Plan of acquisition, reorganization, arrangement, liquidation or succession

           2.1 Purchase and Sale Agreement by and between Amoco Production Company and the Company, dated September 29, 1997 *


     (99)  Additional Exhibits

           99.1 Revolving Credit Agreement, dated November 21, 1997, among the Company and certain commercial banks named therein *


-------------------
   *   Previously filed

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



Cross Timbers Oil Company:

We have audited the accompanying statement of revenues and direct operating expenses of the Amoco Acquisition (see Note 1) for the year ended December 31, 1996. This financial statement is the responsibility of the management of Cross Timbers Oil Company. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such statement presents fairly, in all material respects, the revenues and direct operating expenses of the Amoco Acquisition described in
Note 1 for the year ended December 31, 1996 in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP

Fort Worth, Texas
February 11, 1998

                               AMOCO ACQUISITION
             STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
                   FOR THE YEAR ENDED DECEMBER 31, 1996 AND
               THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997

                                (in thousands)




                                         Year          Nine Months Ended
                                         Ended             September 30,
                                      December 31,    ----------------------
                                          1996           1996        1997
                                      ------------    ----------  ----------
                                                           (Unaudited)
REVENUES

 Oil...............................     $ 2,039        $ 1,524      $ 1,292
 Gas...............................      35,186         22,210       26,709
                                        -------        -------      -------
   Total...........................      37,225         23,734       28,001
                                        -------        -------      -------

DIRECT OPERATING EXPENSES

 Production........................       6,656          5,170        4,091
 Taxes on production and property..       3,561          2,256        2,779
                                        -------        -------      -------
   Total...........................      10,217          7,426        6,870
                                        -------        -------      -------

EXCESS OF REVENUES OVER
 DIRECT OPERATING EXPENSES.........     $27,008        $16,308      $21,131
                                        =======        =======      =======



 See Accompanying Notes to Statements of Revenues and Direct Operating Expenses.

                               AMOCO ACQUISITION
         NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES



1.   BASIS OF PRESENTATION

Amoco Acquisition

     On December 1, 1997, the Company acquired interests in certain producing oil and gas properties in the San Juan Basin of New Mexico from a subsidiary of Amoco Corporation ("Amoco Acquisition"). The purchase was made pursuant to a Purchase and Sale Agreement dated September 29, 1997, with a stated purchase price of $252 million and warrants to purchase 625,000 shares of the Company's common stock at a price of $22.97 per share for a period of five years. The Company paid a deposit of $25.2 million toward the purchase price on September 29, 1997. After adjustments for other acquisition costs, estimated cash flows through date of closing and preferential purchase rights exercised by third parties, the properties were purchased for approximately $195 million, including approximately $5.7 million value for the warrants. Amoco elected to accept certain producing properties owned by the Company valued at $15.7 million in lieu of cash, reducing cash consideration to $173.6 million, which was funded through borrowings under the Company's Revolving Credit Agreement with commercial banks dated November 21, 1997. Additional purchase price revisions may result from customary post-closing adjustments.

     The accompanying statements of revenues and direct operating expenses do not include general and administrative expense, interest income or expense, a provision for depreciation, depletion and amortization or any provision for income taxes because the property interests acquired represent only a portion of a business and the costs incurred by Amoco Corporation are not necessarily indicative of the costs to be incurred by the Company.

     Historical financial information reflecting financial position, results of operations and cash flows of the Amoco Acquisition is not presented because the entire acquisition cost was assigned to the oil and gas property interests. Accordingly, the historical statements of revenues and direct operating expenses have been presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.


2.   SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

Estimated Quantities of Proved Oil and Gas Reserves

     Reserve information presented below has been estimated by the Company's internal engineers using December 31, 1996 prices and costs. Proved reserves are estimated quantities of crude oil and natural gas which, based on geologic and engineering data, are estimated to be reasonably recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Because of inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.


     Proved Oil and Gas Reserves at
      December 31, 1996                                            Natural Gas
                                        Oil (Bbls)   Gas (Mcf)    Liquids (Bbls)
                                       ------------ ------------  --------------
                                                   (in thousands)


     Proved reserves............          1,356       226,946          14,423
                                          =====       =======          ======

     Proved developed reserves..          1,147       195,243          12,409
                                          =====       =======          ======

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

     The standardized measure of discounted future net cash flows ("Standardized Measure") is prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% rate.

     The Standardized Measure does not represent the Company's estimate of future net cash flows or the value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices, used to determine the standardized measure of discounted cash flows, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.


Standardized Measure of Discounted Future Net Cash Flows at December 31,1996

                                                       (in thousands)

         Future cash inflows........................     $ 901,823
         Future costs:
           Production...............................      (310,767)
           Development..............................       (13,111)
                                                         ---------
         Future net cash inflows....................       577,945
         10% annual discount........................      (296,502)
                                                         ---------

         Standardized measure of discounted future
          net cash flows before income taxes             $ 281,443
                                                         =========

                           CROSS TIMBERS OIL COMPANY
            PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

   The accompanying Pro Forma Consolidated Financial Statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of Cross Timbers Oil Company ("the Company"). The Pro Forma Consolidated Balance Sheet as of September 30, 1997 has been prepared as if the Amoco Acquisition (as described in Note 2) was consummated on September 30, 1997. The Pro Forma Consolidated Statements of Operations for the year ended December 31, 1996 and for the nine months ended September 30, 1997 have been prepared as if the Amoco Acquisition and Other Acquisitions (as described in Note 2) were consummated on January 1, 1996 and January 1, 1997, respectively.

   The Pro Forma Consolidated Financial Statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transactions been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the Pro Forma Consolidated Statements of Operations due to normal production declines, changes in prices, future transactions and other factors. These statements should be read in conjunction with the Company's audited consolidated financial statements and the related notes for the year ended December 31, 1996 included in the Company's 1996 Form 10-K, the Company's consolidated financial statements and the related notes for the nine months ended September 30, 1997 included in the Company's Form 10-Q for the quarter ended September 30, 1997 and the statements of revenues and direct operating expenses of the Amoco Acquisition for the year ended December 31, 1996 and the nine months ended September 30, 1997.

                           CROSS TIMBERS OIL COMPANY
               PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                              SEPTEMBER 30, 1997

                                                                               Pro Forma
                                                                               Adjustments
                                                                                (Note 3)
                                                                             --------------
                                                                                 Amoco
                                                                 Historical  Acquisition(a)    Pro Forma
                                                                 ----------  --------------   -----------
ASSETS                                                                       (in thousands)
Current Assets:
 Cash and cash equivalents................................       $   3,537     $         -     $   3,537
 Accounts receivable, net.................................          38,055               -        38,055
 Other current assets.....................................           5,769               -         5,769
                                                                 ---------     -----------     ---------
  Total Current Assets....................................          47,361               -        47,361
                                                                 ---------     -----------     ---------

Property and Equipment, at cost...........................         776,504         154,081       930,585
 Accumulated depreciation, depletion and amortization.....        (230,103)              -      (230,103)
                                                                 ---------     -----------     ---------
  Net Property and Equipment..............................         546,401         154,081       700,482
                                                                 ---------     -----------     ---------

Investment in Equity Securities, at market value..........           3,488               -         3,488
                                                                 ---------     -----------     ---------

Other Assets..............................................           6,862               -         6,862
                                                                 ---------     -----------     ---------

TOTAL ASSETS..............................................       $ 604,112     $   154,081     $ 758,193
                                                                 =========     ===========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
 Accounts payable and accrued liabilities.................       $  47,766     $         -     $  47,766
 Accrued stock incentive compensation.....................             492               -           492
                                                                 ---------     -----------     ---------
  Total Current Liabilities...............................          48,258               -        48,258
                                                                 ---------     -----------     ---------

Long-term Debt............................................         374,000         148,356       522,356
                                                                 ---------     -----------     ---------

Deferred Income Tax.......................................          17,362               -        17,362
                                                                 ---------     -----------     ---------

Other Long-term Liabilities...............................           3,086               -         3,086
                                                                 ---------     -----------     ---------
Stockholders' Equity:
 Series A Convertible preferred stock ($.01 par value,
   1,138,729 shares issued)...............................          28,468               -        28,468
 Common stock ($.01 par value, 30,807,345 shares issued)..             308               -           308
 Additional paid-in capital...............................         203,670           5,725       209,395
 Treasury stock (4,414,044 shares)........................         (72,843)              -       (72,843)
 Unrealized gain on investment in equity securities.......              84               -            84
 Retained earnings........................................           1,719               -         1,719
                                                                 ---------     -----------     ---------
  Total Stockholders' Equity..............................         161,406           5,725       167,131
                                                                 ---------     -----------     ---------

TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY.....................................       $ 604,112     $   154,081     $ 758,193
                                                                 =========     ===========     =========



    See Accompanying Notes to Pro Forma Consolidated Financial Statements.

                           CROSS TIMBERS OIL COMPANY
          PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                     FOR THE YEAR ENDED DECEMBER 31, 1996


                                                       Pro Forma Adjustments (Note 3)
                                                   --------------------------------------
                                                      Amoco          Other
                                                   Acquisition    Acquisitions
                                     Historical        (b)            (c)         Other      Pro Forma
                                     ----------    -----------   ----------    ----------   -----------
REVENUES                                          (in thousands, except per share amounts)

 Oil...............................    $ 75,013     $  2,039      $  1,526     $        -    $  78,578
 Gas...............................      73,402       35,186        16,773              -      125,361
 Gas gathering, processing
     and marketing.................      12,032            -             -              -       12,032
 Other.............................         944            -             -              -          944
                                       --------     --------      --------     ----------    ---------
    Total Revenues.................     161,391       37,225        18,299              -      216,915
                                       --------     --------      --------     ----------    ---------

EXPENSES

 Production........................      39,365        6,656         2,724          3,954 (e)   52,699
 Taxes on production and property..      11,944        3,561         1,867              -       17,372
 Depreciation, depletion
     and amortization..............      37,858            -             -         21,081 (d)   58,939
 General and administrative........      16,420            -             -         (2,173)(e)   14,247
 Gas gathering and processing......       6,905            -             -              -        6,905
 Interest, net.....................      17,072            -             -         19,061 (g)   36,133
 Trust development costs...........         854            -             -              -          854
                                       --------     --------      --------     ----------    ---------
    Total Expenses.................     130,418       10,217         4,591         41,923      187,149
                                       --------     --------      --------     ----------    ---------

INCOME BEFORE INCOME TAX...........      30,973       27,008        13,708        (41,923)      29,766

Income Tax.........................      10,669        9,183         4,661        (14,254)(h)   10,259
                                       --------     --------      --------     ----------    ---------

NET INCOME.........................      20,304       17,825         9,047        (27,669)      19,507

Preferred Stock Dividends..........         514            -             -              -          514
                                       --------     --------      --------     ----------    ---------


EARNINGS AVAILABLE TO
 COMMON STOCK......................    $ 19,790     $ 17,825      $  9,047     $  (27,669)   $  18,993
                                       ========     ========      ========     ==========    =========

EARNINGS PER COMMON SHARE..........    $   0.74                                              $    0.71
                                       ========                                              =========

Weighted Average
 Common Shares Outstanding.........      26,609                                                 26,609
                                       ========                                              =========




    See Accompanying Notes to Pro Forma Consolidated Financial Statements.

                           CROSS TIMBERS OIL COMPANY
          PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997


                                                       Pro Forma Adjustments (Note 3)
                                                   --------------------------------------
                                                      Amoco          Other
                                                   Acquisition    Acquisitions
                                     Historical        (b)            (c)         Other      Pro Forma
                                     ----------    -----------   ----------    ----------   -----------
REVENUES                                          (in thousands, except per share amounts)
 Oil...............................    $ 56,470      $ 1,292      $    145    $        -      $ 57,907
 Gas...............................      74,714       26,709         1,793             -       103,216
 Gas gathering, processing
     and marketing.................       7,558            -             -             -         7,558
 Other.............................       4,807            -             -             -         4,807
                                       --------      -------      --------    ----------      --------
    Total Revenues.................     143,549       28,001         1,938             -       173,488
                                       --------      -------      --------    ----------      --------

EXPENSES

 Production........................      31,960        4,091            52         2,391 (f)    38,494
 Exploration.......................       1,122            -             -             -         1,122
 Taxes on production and property..      11,576        2,779           139             -        14,494
 Depreciation, depletion
     and amortization..............      34,529            -             -        11,737 (d)    46,266
 General and administrative........      10,457            -             -        (1,534)(f)     8,923
 Gas gathering and processing......       6,325            -             -             -         6,325
 Interest expense, net.............      18,681            -             -         9,992 (g)    28,673
 Trust development costs...........         566            -             -             -           566
                                       --------      -------      --------    ----------      --------
    Total Expenses.................     115,216        6,870           191        22,586       144,863
                                       --------      -------      --------    ----------      --------

INCOME BEFORE INCOME TAX...........      28,333       21,131         1,747       (22,586)       28,625

Income Tax.........................       9,835        7,185           594       (7,679) (h)     9,935
                                       --------      -------      --------    ----------      --------

NET INCOME.........................      18,498       13,946         1,153       (14,907)       18,690

Preferred Stock Dividends..........       1,334            -             -             -         1,334
                                       --------      -------      --------    ----------      --------

EARNINGS AVAILABLE TO
 COMMON STOCK......................    $ 17,164      $13,946      $  1,153    $  (14,907)       17,356
                                       ========      =======      ========    ==========      ========

EARNINGS PER COMMON SHARE..........    $   0.65                                                   0.65
                                       ========                                               ========

Weighted Average
 Common Shares Outstanding.........      26,548                                                 26,548
                                       ========                                               ========



    See Accompanying Notes to Pro Forma Consolidated Financial Statements.

                           CROSS TIMBERS OIL COMPANY
       NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.   BASIS OF PRESENTATION

     The accompanying Pro Forma Consolidated Balance Sheet at September 30, 1997 and the Pro Forma Consolidated Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 have been prepared assuming that Cross Timbers Oil Company ("the Company") consummated immediately prior to each of the periods presented, the Amoco Acquisition and Other Acquisitions (see Note 2). The Pro Forma Consolidated Statements of Operations are not necessarily indicative of the results of operations had the above described transactions occurred on the assumed dates.


2.   ACQUISITIONS

Amoco Acquisition

     On December 1, 1997, the Company acquired interests in certain producing oil and gas properties in the San Juan Basin of New Mexico from a subsidiary of Amoco Corporation ("Amoco Acquisition"). The purchase was made pursuant to a Purchase and Sale Agreement dated September 29, 1997, with a stated purchase price of $252 million and warrants to purchase 625,000 shares of the Company's common stock at price of $22.97 per share for a period of five years. The Company paid a deposit of $25.2 million toward the purchase price on September 29, 1997. After adjustments for other acquisition costs, estimated cash flows through date of closing and preferential purchase rights exercised by third parties, the properties were purchased for approximately $195 million, including approximately $5.7 million value for the warrants. Amoco elected to accept certain producing properties owned by the Company valued at $15.7 million in lieu of cash, reducing cash consideration to $173.6 million, which was funded through borrowings under the Company's Revolving Credit Agreement with commercial banks dated November 21, 1997. Additional purchase price revisions may result from customary post-closing adjustments.

Other Acquisitions

     The acquisitions described in the following four paragraphs are collectively referred to as the "Other Acquisitions."

     From July 1996 through May 1997, the Company purchased 1,326,300 units of beneficial interest, or 22% of the outstanding units of beneficial interest in the Cross Timbers Royalty Trust at a cost of $18.2 million, funded primarily with bank debt.

     On July 19, 1996, the Company acquired primarily gas-producing properties in the Green River Basin of southwestern Wyoming from Enserch Exploration for an adjusted purchase price of $39.4 million. The properties primarily consist of operated interests in the Fontenelle, Nitchie Gulch and Pine Canyon fields. On November 21, 1996, the Company acquired additional interests in the Fontenelle Unit, the most significant property included in this acquisition, for an adjusted purchase price of $12.5 million. These acquisitions were funded by bank debt and cash flow from operations.

     On December 2, 1996, the Company acquired primarily gas-producing properties in the Northern Val Verde area of the Permian Basin of West Texas. The properties are primarily operated interests in the Henderson, Ozona and Davidson Ranch fields. The adjusted purchase price of $28.1 million was funded by bank debt and cash flow from operations.

     On May 14, 1997, the Company acquired primarily gas-producing properties and undeveloped acreage in Oklahoma, Kansas and Texas for an estimated adjusted purchase price of $39 million from a subsidiary of Burlington Resources Inc. ("Burlington Resources Acquisition"). The properties are primarily operated interests. Approximately 30% of the purchase price is attributable to 124 square miles (79,500 net acres) of undeveloped acreage primarily located in Texas County, Oklahoma. The Company funded the acquisition with bank debt and cash flow from operations.


3.   PRO FORMA ADJUSTMENTS

     The following are pro forma adjustments necessary to adjust the Consolidated Balance Sheet and Statements of Operations.

     (a) To record the Amoco Acquisition, net of the $25.2 million deposit paid in September 1997 (see Note 2).

     (b) To record revenue and direct operating expenses of the Amoco Acquisition, based on the statements of revenue and direct operating expenses for the year ended December 31, 1996 and for the nine months ended September 30, 1997.

     (c) To record revenue and direct operating expenses of the Other Acquisitions.

     (d) To record estimated depreciation and depletion expense attributable to the Amoco Acquisition and Other Acquisitions using the unit-of-production method applied to the net cost of the properties acquired.

     (e) To record the estimated increase in general and administrative expense ($2,661,000) and an allocation from general and administrative expense to production expense ($4,834,000, less billing to joint owners of $880,000) attributable to the Amoco Acquisition and Other Acquisitions for the year ended December 31, 1996.

     (f) To record estimated increase in general and administrative expense ($1,241,000) and an allocation from general and administrative expense to production expense ($2,775,000, less billing to joint owners of $384,000) attributable to the Amoco Acquisition and Other Acquisitions for the nine months ended September 30, 1997.

     (g) To record interest expense attributable to the increase in long-term debt to finance the purchase of the Amoco Acquisition and Other Acquisitions. Interest expense is based upon the weighted average interest rate incurred by the Company under its revolving credit facilities, assuming the entire cost of the acquisition was funded with bank borrowings at January 1, 1996.

     (h) To record federal income tax at a corporate statutory rate of 34% related to net pro forma adjustments.

4.   PRO FORMA SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION

Estimated Quantities of Pro Forma Proved Oil and Gas Reserves

     Pro forma reserve estimates at December 31, 1996 are based on reports prepared by independent petroleum engineers for proved reserves of the Company and reports prepared by the Company's internal engineers for proved reserves of the Amoco Acquisition and Burlington Resources Acquisition.

     Proved reserves are estimated quantities of crude oil and natural gas which, based on geologic and engineering data, are estimated to be reasonably recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Because of inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.

     Pro Forma Proved Oil and Gas Reserves at December 31, 1996

                                                        Natural Gas
                             Oil (Bbls)    Gas (Mcf)   Liquids (Bbls)
                             ----------    ---------   --------------
                                  (in thousands)

     Proved reserves.......    43,970       806,743         14,423
                               ======       =======         ======

     Proved developed
      reserves.............    33,173       685,983         12,409
                               ======       =======         ======

Standardized Measure of Discounted Future Net Cash Flows Relating to Pro Forma Proved Oil and Gas Reserves

     The standardized measure of discounted future net cash flows ("Standardized Measure") is prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% rate.

     The Standardized Measure does not represent the Company's estimate of future net cash flows or the value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices, used to determine the standardized measure of discounted cash flows, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

     Pro Forma Standardized Measure of Discounted Future Net Cash Flows at December 31, 1996

                                                          (in thousands)

          Future cash inflows...........................    $ 3,669,700
          Future costs:
            Production..................................     (1,153,461)
            Development.................................        (96,567)
                                                            -----------
          Future net cash inflows before income tax.....      2,419,672
          Future income tax.............................       (607,275)
                                                            -----------
          Future net cash flows.........................      1,812,397
          10% annual discount...........................       (849,011)
                                                            -----------

          Standardized measure of discounted future net
           cash flows...................................    $   963,386
                                                            ===========

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CROSS TIMBERS OIL COMPANY


Date:  February 16, 1998                   By: LOUIS G. BALDWIN
                                               ------------------------------
                                               Louis G. Baldwin
                                               Senior Vice President and
                                                Chief Financial Officer

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